                                                                   EXHIBIT T3C-2

    As filed with the Securities and Exchange Commission on October 16, 1995

                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                             ---------------------

         APPLICATION FOR AN ORDER FOR EXEMPTION FROM ONE OR MORE PROVISIONS OF THE TRUST INDENTURE ACT OF 1939, AS AMENDED, PURSUANT TO RULE 4D-7 OF THE GENERAL RULES AND REGULATIONS PROMULGATED THEREUNDER

                             ---------------------

                       PENNSYLVANIA GAS AND WATER COMPANY
                              (Name of Applicant)

                              WILKES-BARRE CENTER
                                39 PUBLIC SQUARE
                     WILKES-BARRE, PENNSYLVANIA  18711-0601
                                 (717) 829-8843
                  (Address and Telephone Number of Applicant)

                             ---------------------

                             GARETT J. ALBERT, ESQ.
                             HUGHES HUBBARD & REED
                             ONE BATTERY PARK PLAZA
                           NEW YORK, NEW YORK  10005
                                 (212) 837-6000
             (Name, Address and Telephone Number of Person to Whom
          Correspondence Regarding the Application Is To Be Directed)

                             ---------------------

         INDENTURE OF MORTGAGE AND DEED OF TRUST DATED AS OF MARCH 15, 1946, BETWEEN PENNSYLVANIA GAS AND WATER COMPANY AND FIRST TRUST OF NEW YORK, NATIONAL ASSOCIATION, AS TRUSTEE, AS SUPPLEMENTED BY TWENTY-NINE SUPPLEMENTAL INDENTURES AND TO BE SUPPLEMENTED BY A THIRTIETH SUPPLEMENTAL INDENTURE DATED AS OF DECEMBER 1, 1995, RELATING TO FIRST MORTGAGE BONDS 9.23% SERIES DUE 1999, 9.34% SERIES DUE 2019, 7.20% SERIES DUE 2017, 8.375% SERIES DUE 2002, 7.125% SERIES DUE 2022, 6.05%
         SERIES DUE 2019 AND 7% SERIES DUE 2017.

                   (Indenture for which Exemption is Sought)

1.   INTRODUCTION

     On April 26, 1995, Pennsylvania Gas and Water Company ("PG&W") and its parent, Pennsylvania Enterprises, Inc. ("PEI"), entered into an Asset Purchase Agreement (the "Asset Purchase Agreement ") with Pennsylvania-American Water Company ("PAWC") and its parent, American Water Works Company, Inc., pursuant to which PG&W agreed to sell to PAWC (the "Sale of the Water Business") its regulated water utility operations and certain related assets (the "Water Business") for an aggregate consideration equal to approximately $409 million (including debt assumed), subject to adjustment. On September 7, 1995, PG&W and PEI filed definitive proxy materials, including the Joint Proxy Statement of PG&W and PEI dated September 1, 1995 ( the "Joint Proxy Statement "), with the Securities and Exchange Commission (the "Commission") with respect to Special Meetings of the common shareholders of PEI and the preferred shareholders of PG&W, which were each held on October 11, 1995. At these meetings, the Asset Purchase Agreement was approved by the PEI common shareholders and the PG&W preferred shareholders. A full description of the Asset Purchase Agreement and the Sale of the Water Business is contained in the Joint Proxy Statement.

     Most of the assets constituting PG&W's Water Business (as well as most of the assets constituting PG&W's gas utility operations) are subject to the lien of the Indenture of Mortgage and Deed of Trust dated as of March 15, 1946, from PG&W to First Trust of New York, National Association (the "Mortgage Trustee"), as supplemented by twenty-nine supplemental indentures (collectively, the "First Mortgage Indenture"). It is a condition of the Sale of the Water Business that PG&W obtain a release from the lien of the First Mortgage Indenture of all property which constitutes PG&W's Water Business, as well as certain PG&W property which PAWC will have the right to utilize after the consummation of the Sale of the Water Business pursuant to an operating and maintenance easement agreement to be executed by PG&W and PAWC (the "Easement Agreement"). In order to satisfy this condition, PG&W will seek the consent of the holders of its First Mortgage Bonds 9.23% Series due 1999, 9.34% Series due

2019, 7.20% Series due 2017, 8.375% Series due 2002, 7.125% Series due 2022,
6.05% Series due 2019 and 7% Series due 2017 (collectively, the "First Mortgage Bonds"), which represent all series of First Mortgage Bonds outstanding under the First Mortgage Indenture, to amend the First Mortgage Indenture by means of the execution and delivery of a Thirtieth Supplemental Indenture dated as of December 1, 1995 (the "Thirtieth Supplemental Indenture"). Pursuant to the Thirtieth Supplemental Indenture, the First Mortgage Indenture will be amended to, among other things, (i) permit the release (the "Special Release") from the lien of the First Mortgage Indenture of all PG&W property not used in connection with PG&W's gas utility operations and certain PG&W property which will be the subject of the Easement Agreement and (ii) simplify the procedures currently set forth in the First Mortgage Indenture with respect to obtaining the Special Release. The consent of no less than (a) 60% of the aggregate principal amount of PG&W's First Mortgage Bonds and (b) 60% of the aggregate principal amount of PG&W's First Mortgage Bonds 9.23% Series due 1999, 9.34% Series due 2019 and 8.375% Series due 2002, voting as one class, will be required to approve the proposed amendments to the First Mortgage Indenture set forth in the Thirtieth Supplemental Indenture.

     Pursuant to this Application, PG&W is seeking exemptive relief from the provisions of Section 314(d)(1) of the Trust Indenture Act of 1939, as amended (the "TIA"), with respect to the simplified release procedures which PG&W proposes to include in the Thirtieth Supplemental Indenture. As set forth in the Thirtieth Supplemental Indenture, a copy of which is attached to this Application as Exhibit A, the exemptive relief sought by PG&W would apply only to the procedures set forth in the First Mortgage Indenture in connection with obtaining the Special Release. PG&W would continue to follow the provisions currently set forth in Section 8.03 of the First Mortgage Indenture (which comply with Section 314(d)(1) of the TIA), in connection with obtaining all other future property releases. A copy of Section 8.03 of the First Mortgage Indenture is attached to this Application as Exhibit B. In addition, as set forth in the Thirtieth Supplemental Indenture, PG&W proposes to substitute for the Section 314(d)(1) procedure currently set forth in Section 8.03 of the First Mortgage Indenture, an alternative procedure with respect to obtaining the Special Release, which PG&W believes will satisfy the purposes and intents of Section 314(d) of the TIA.

     A description of the alternative procedure which PG&W proposes to include in the Thirtieth Supplemental Indenture as a substitute for the Section 314(d)(1) procedure currently set forth in Section 8.03 of the First Mortgage Indenture, as well as a discussion of PG&W's reasons for seeking exemptive relief from Section 314(d)(1) of the TIA with respect to obtaining the Special Release, are described below. An Application on Form T-3 has been filed with the Commission to qualify the First Mortgage Indenture, as supplemented by the Thirtieth Supplemental Indenture.

2.   DESCRIPTION OF PG&W'S BUSINESS

     PG&W, a wholly-owned subsidiary of PEI, is currently engaged in both gas and water utility operations in northeastern Pennsylvania. PG&W's gas and water operations are regulated by the Pennsylvania Public Utility Commission. PEI is an exempt public holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended. PG&W and PEI are each incorporated in Pennsylvania, with headquarters at Wilkes-Barre Center, 39 Public Square, Wilkes-Barre, Pennsylvania 18711-06011.

3.   DESCRIPTION OF SPECIAL RELEASE PROVISIONS AND
     DISCUSSION OF REASONS FOR EXEMPTION REQUEST

     Unless PG&W receives an exemption order from the Securities and Exchange Commission, Section 314(d)(1) of the TIA would require, in connection with obtaining the Special Release, that PG&W provide the Mortgage Trustee with a certificate or opinion of an independent engineer or appraiser as to the fair value of the property which is to be the subject of the Special Release. The tracts of property which are to be the subject of the Special Release are, however, numerous, disparate in location and potential value, and in many cases remote and subject to easements. It is currently PG&W's intent to close the Sale of the Water Business prior to December 31, 1995. PG&W believes that the time required for an independent engineer to perform an appraisal of the property which is to be the subject of the Special Release could substantially delay the closing of the Sale of the Water Business and that the cost of such an appraisal would be significant and would not justify the resulting theoretical negligible benefit to the First Mortgage Bondholders.

     PG&W recognizes that Section 314(d)(1) of the TIA was adopted to protect purchasers of publicly offered debt securities from having the security afforded to them, pursuant to the indentures under which their debt securities were issued, reduced, substituted or eliminated entirely as a result of releases of property from the lien of such indentures without an independent assessment of the value of such property. The First Mortgage Indenture currently requires that PG&W maintain as security for its outstanding first mortgage bonds, an amount of property subject to the lien of the First Mortgage Indenture having a fair value equal to no less than 166 2/3% of the aggregate principal amount of such outstanding first mortgage bonds/1/. It is the view of PG&W that the proposed amendments to Section 8.03 of the First Mortgage Indenture set forth in the Thirtieth Supplemental Indenture will not permit abuses of the nature that
Section 314(d)(1) of the TIA was designed to prevent and will ensure that the security afforded to the holders of its First Mortgage Bonds will not be impaired by the Special Release for the following reason. The Thirtieth Supplemental Indenture would require PG&W, in connection with obtaining the Special Release (i) to obtain an appraisal performed by an independent engineer as to the value of its gas properties, which would remain subject to the lien of the First Mortgage Indenture following the Special Release and (ii) to provide the Mortgage Trustee with a certificate of such independent engineer stating that based upon the results of the appraisal, following the consummation of the Sale of the Water Business and the Special Release, the aggregate fair value of the property which would remain subject to the lien of the

----------
1. As of October 13, 1995, PG&W had $184 million aggregate principal amount of First Mortgage Bonds outstanding which were secured by approximately $667 million of property (equal to approximately 362% of the aggregate principal amount of such First Mortgage Bonds) subject to the lien of the First Mortgage Indenture.

First Mortgage Indenture will be equal to no less than 166 2/3% of the aggregate principal amount of the outstanding First Mortgage Bonds./2/

     PG&W is proposing an independent appraisal of its gas utility properties which would remain subject to the lien of the First Mortgage Indenture rather than the properties which are to be the subject of the Special Release because
(i) PG&W believes that it is the remaining gas utility properties that are important to the First Mortgage Bondholders because, following the consummation of the Sale of the Water Business, these will be the properties which will provide the security for the then outstanding First Mortgage Bonds and (ii) these remaining gas utility properties consist of fewer and less complicated tracts of land, for which an appraisal could be performed expeditiously and at a reasonable cost. PG&W would place no restrictions on the scope of the examination of such independent engineer performing this appraisal. PG&W believes that an appraisal of the gas utility properties which would remain subject to the lien of the First Mortgage Indenture following the Special Release would provide more appropriate protection to the holders of its First Mortgage Bonds than that afforded to them under Section 314(d)(1) of the TIA while sparing PG&W the costs and delays associated with the performance of an independent appraisal of the properties which are the subject of the Special Release.


----------
2. Following the consummation of the Sale of the Water Business, PG&W will have $55 million aggregate principal amount of First Mortgage Bonds outstanding due to the cancellation in connection with the Sale of the Water Business of $129 million aggregate principal amount of PG&W's First Mortgage Bonds 7.20% Series due 2017, 7.125% Series due 2022, 6.05% Series due 2019 and 7% Series due 2017 following the assumption by PAWC of certain obligations previously secured by these bonds. PG&W estimates that as of December 31, 1995 (the projected date of the consummation of the Sale of the Water Business) this $55 million aggregate principal amount of First Mortgage Bonds would be secured by PG&W gas utility properties having a book value of approximately $283 million (equal to 514% of the aggregate principal amount of such outstanding First Mortgage Bonds).

4.   EXHIBITS

     Exhibit A  Form of Thirtieth Supplemental Indenture to be dated as of
     ---------
                December 1, 1995 between PG&W and the Mortgage Trustee

     Exhibit B  Section 8.03 of the First Mortgage Indenture
     ---------

5.   CONCLUSION

     For the reasons discussed above, PG&W requests that the Commission issue an order under Section 304(d) of the TIA exempting the First Mortgage Indenture, as amended by the Thirtieth Supplemental Indenture, from the requirements of
Section 314(d)(1) of the TIA to the extent described above. PG&W believes that the exemption it is requesting pursuant to this Application is necessary and appropriate in the public interest and consistent with the protection of investors and the purposes fairly intended by the TIA.

     As required by Rule 4d-7 under the TIA, one manually signed original and two conformed copies of this Application are included herewith. PG&W currently intends to commence soliciting consents from the holders of its outstanding First Mortgage Bonds to approve the amendments to the First Mortgage Indenture set forth in the Thirtieth Supplemental Indenture no later than the third week of October. Accordingly, PG&W respectfully requests the Commission's approval of this Application and the issuance of an order under Section 304(d) of the TIA no later than October 16, 1995.

                                   SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Applicant, Pennsylvania Gas and Water Company, a corporation organized and existing under the laws of the Commonwealth of Pennsylvania, has duly caused this APPLICATION FOR AN ORDER FOR EXEMPTION FROM ONE OR MORE PROVISIONS OF THE TRUST INDENTURE ACT OF 1939, AS AMENDED, PURSUANT TO RULE 4d-7 OF THE GENERAL RULES AND REGULATIONS PROMULGATED THEREUNDER to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilkes-Barre, Commonwealth of Pennsylvania, on the 13th day of October, 1995.

                                 PENNSYLVANIA GAS AND WATER COMPANY



                                 By:  /s/ John F. Kell, Jr.
                                      -----------------------------
                                      John F. Kell, Jr.
                                      Vice President, Finance

                                                        EXHIBIT A TO APPLICATION

================================================================================


                        THIRTIETH SUPPLEMENTAL INDENTURE

                          DATED AS OF DECEMBER 1, 1995

             (SUPPLEMENTAL TO INDENTURE DATED AS OF MARCH 15, 1946)

                              -------------------

                       PENNSYLVANIA GAS AND WATER COMPANY
             (FORMERLY SCRANTON-SPRING BROOK WATER SERVICE COMPANY)

                                       TO

                 FIRST TRUST OF NEW YORK, NATIONAL ASSOCIATION
                                             TRUSTEE

                              -------------------

================================================================================

          THIRTIETH SUPPLEMENTAL INDENTURE, dated as of the first day of December 1995, made by and between PENNSYLVANIA GAS AND WATER COMPANY (formerly Scranton-Spring Brook Water Service Company), a corporation organized and existing under the laws of the Commonwealth of Pennsylvania (hereinafter sometimes called the "Company"), and FIRST TRUST OF NEW YORK, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States, and having its principal place of business at No. 100 Wall Street, Suite 1600, in The City of New York, New York, as Trustee (hereinafter sometimes called the "Trustee").

          WHEREAS, the Company executed and delivered its Indenture (hereinafter called the "Original Indenture") dated as of March 15, 1946, to Morgan Guaranty Trust Company of New York ("Morgan") (formerly Guaranty Trust Company of New
York), to secure its First Mortgage Bonds and has executed and delivered twenty-nine indentures supplemental thereto dated respectively as of February 15, 1951; as of September 15, 1951; as of January 15, 1952; as of March 15, 1952; as of June 15, 1952; as of December 1, 1954; as of April 15, 1956; as of November 15, 1956; as of March 15, 1957; as of September 1, 1958; as of April 15, 1959; as of July 15, 1960; as of October 31, 1961; as of December 15, 1961; as of December 15, 1963; as of June 15, 1966; as of October 15, 1967; as of May 1, 1970; as of
June 1, 1972; as of March 1, 1976; as of December 1, 1976; as of August 15, 1989; as of August 15, 1989; as of September 1, 1991; as of September 1, 1992; as of December 1, 1992; as of December 1, 1992; as of December 1, 1993; and as of November 1, 1994 (the Original Indenture as heretofore supplemented and to be supplemented by this Thirtieth Supplemental Indenture, and as the same may be further supplemented by additional indentures supplemental thereto, being hereinafter collectively called the "Indenture"); and

          WHEREAS, the Company, Morgan and the Trustee executed and delivered the Resignation, Successor Appointment and Acceptance Agreement dated as of September 2, 1994, pursuant to which the Trustee became successor trustee under the Indenture; and

          WHEREAS, the Company at November 30, 1995 (i) had retired all of the original issue of $24,500,000 principal amount of bonds of a series designated First Mortgage Bonds 2 7/8% Series due 1976 (hereinafter called "bonds of the First Series"), all of the original issue of $4,000,000 principal amount of bonds of a series designated First Mortgage Bonds 3 1/2% Series due 1982, all of the original issue of $1,000,000 principal amount of bonds of a series designated First Mortgage Bonds 4 7/8% Series due 1987, all of the original issue of $2,000,000 principal amount of bonds of a series designated First Mortgage Bonds 4 3/4% Series due 1983, all of the original issue of $3,000,000 principal amount of bonds of a series designated First Mortgage Bonds 5 1/2% Series due 1985, all of the original issue of $3,000,000 principal amount of bonds of a series designated First Mortgage Bonds 5% Series due 1986, all of the original issue of $5,000,000 principal amount of bonds of a series designated First Mortgage Bonds 4 5/8% Series due 1988, all of the original issue of $4,000,000 principal amount of bonds of a series designated First Mortgage Bonds 5 7/8% Series due 1991, all of the original issue of $15,000,000 principal amount of bonds of a series designated First Mortgage Bonds 9% Series due 1991, all of the original issue of $10,000,000 principal amount of bonds of a series designated First Mortgage

Bonds 6 7/8% Series due 1992, all of the original issue of $12,000,000 principal amount of bonds of a series designated First Mortgage Bonds 10% Series due 1995, all of the original issue of $20,000,000 principal amount of bonds of a series designated First Mortgage Bonds 9 1/4% Series due 1996, all of the original issue of $7,000,000 principal amount of bonds of a series designated First Mortgage Bonds 8% Series due 1997 and all of the original issue of $50,000,000 principal amount of bonds of a series designated First Mortgage Bonds 9.57% Series due 1996 and (ii) had outstanding and secured by the Original Indenture, as so supplemented to the date hereof, $10,000,000 (of an original issue of $10,000,000) principal amount of bonds of a series designated First Mortgage Bonds 9.23% Series due 1999, $15,000,000 (of an original issue of $15,000,000)
principal amount of bonds of a series designated First Mortgage Bonds 9.34% Series due 2019, $50,000,000 (of an original issue of $50,000,000) principal amount of bonds of a series designated First Mortgage Bonds 7.20% Series due 2017, $30,000,000 (of an original issue of $30,000,000) principal amount of bonds of a series designated First Mortgage Bonds 8.375% Series due 2002, $30,000,000 (of an original issue of $30,000,000) principal amount of bonds of a series designated First Mortgage Bonds 7.125% Series due 2022, $19,000,000 (of an original issue of $19,000,000) principal amount of bonds of a series designated First Mortgage Bonds 6.05% Series due 2019 and $30,000,000 (of an original issue of $30,000,000) principal amount of bonds of a series designated First Mortgage Bonds 7% Series due 2017; and

          WHEREAS, Section 14.01 of the Original Indenture provides, among other things, that the Company, when authorized by a resolution of its Board of Directors, and the Trustee from time to time may enter into an indenture or indentures supplemental thereto and which thereafter shall form a part thereof for the purpose of modifying any provisions of the Indenture provided that such modifications have been approved in accordance with Article 15 of the Original Indenture by the holders of bonds issued and outstanding under the Indenture; and

          WHEREAS, Section 14.02 of the Original Indenture provides that the Trustee is authorized to join with the Company in the execution of any such supplemental indenture; and

          WHEREAS, all requirements of law and of the restated articles of incorporation, as amended, and by-laws of the Company, including all requisite action on the part of its directors and officers, relating to the execution of this Thirtieth Supplemental Indenture have been complied with and observed, all approvals of holders of bonds issued and outstanding under the Indenture required pursuant to Article 15 of the Original Indenture in connection with this Thirtieth Supplemental Indenture have been obtained, and all things necessary to make this Thirtieth Supplemental Indenture a valid and legally binding instrument in accordance with its terms for the security of all bonds from time to time issued under the Indenture have happened, been done and been performed;

          NOW THEREFORE, IT IS HEREBY COVENANTED, DECLARED AND AGREED by and between the Company and the Trustee, for the benefit of those who hold bonds issued and to be issued under the Indenture as follows:

                                   ARTICLE 1.

                                 MISCELLANEOUS

        (S) 1.01 The WITNESSETH granting clause of the Original Indenture is hereby amended by:

               (i) deleting the words "impounding, storing, transporting and selling: in the eighth line of the third paragraph thereof;

               (ii) deleting the words "water, or in its business of" in the ninth line of the third paragraph thereof;

               (iii) deleting the words "all buildings, improvements,
                     standpipes, towers" in the first line of the fourth paragraph thereof;

               (iv) deleting the second through sixth lines of the fourth paragraph thereof;

               (v) deleting the words "ing, transmission or distribution of water;" in the seventh line of the fourth paragraph thereof;

               (vi) deleting the words "water or" in the fourteenth line of the fourth paragraph thereof;

               (vii) deleting the sixth paragraph thereof.

        (S) 1.02 Section 1.02(m) of the Original Indenture is hereby amended by deleting the words "water or" in the first and eighth lines thereof.

        (S) 1.03 Section 1.05 of the Original Indenture is hereby amended by deleting the words "water or" in the seventh and thirteenth lines thereof.

        (S) 1.04 Section 1.05(a)(2) of the Original Indenture is hereby amended by deleting the words "water or" in the fifth line thereof.

        (S) 1.05 Section 1.05(b)(4) of the Original Indenture is hereby amended by deleting the words "water or" in the fifth line thereof.

        (S) 1.06 Section 1.06(A)(1) of the Original Indenture is hereby amended by (i) deleting the words "water and gas businesses" in the second line thereof and (ii) substituting therefor the words "the gas business."

        (S) 1.07 Section 1.06(A)(2) of the Original Indenture is hereby amended by (i) deleting the word "businesses" in the second line thereof and substituting therefor the word "business" and (ii) deleting the words "the sum of twelve and one-half per centum (12 1/2%) of the gross water operating revenues and" in the fifteenth, sixteenth and seventeenth lines thereof.

        (S) 1.08 Section 1.06(A)(4) of the Original Indenture is hereby amended by deleting the words "water and gas businesses" in the second and third lines thereof and substituting therefor the words "gas business."

        (S) 1.09 The proviso in Section 1.06 of the Original Indenture is hereby amended by deleting the words "water and gas businesses" and substituting therefor the words "gas business" in the second line of clause (b) thereof.

        (S) 1.10 Section 3.06(3)(B)(h) of the Original Indenture is hereby amended by deleting the words "water or" in the second, fifth, and tenth lines thereof.

        (S) 1.11 Section 3.06(4) of the Original Indenture is hereby amended by deleting the words "water or" in the third and thirtieth lines thereof.

        (S) 1.12 Section 3.07 of the Original Indenture is hereby amended by adding the words "after the date of the consummation of the sale by Pennsylvania Enterprises, Inc. ("PEI") and the Company of the Company's regulated water utility operations and certain related assets (the "Sale of the Water Business") to Pennsylvania-American Water Company ("PAWC") pursuant to an Asset Purchase Agreement dated as of April 26, 1995 ( the "Asset Purchase Agreement") among PEI, the Company, PAWC and American Water Works Company, Inc." immediately after the word "cancellation" in the eighth line thereof.

        (S) 1.13 Section 3.07(2) of the Original Indenture is hereby amended by adding the words "after the date of the consummation of the Sale of the Water Business" immediately after the word "cancellation" in the tenth line thereof.

        (S) 1.14 Section 4.07 of the Original Indenture is hereby amended by deleting the words "water and" in the eighth line thereof.

        (S) 1.15  Section 4.10 of the Original Indenture is hereby amended by:

               (i) deleting the words "a sum equal to twelve and one-half per centum (12 1/2%) of the gross water operating revenues (as hereinafter defined) and" in the ninth, tenth and eleventh lines of the first paragraph thereof;

               (ii) by adding the words "after the date of the consummation of the Sale of the Water Business" immediately after the word "cancelled" in the fourth line of subdivision (3) of the first paragraph thereof;

               (iii) adding the words "; provided, further, that with respect to the calendar year in which the Sale of the Water Business is consummated, there shall be deemed to be two accounting periods for purposes of the calculations set forth in this Section, the first of which (the "Pre-Sale Period") shall commence on January 1 of that year and shall continue until the date immediately preceding the date of the consummation of the Sale of the Water Business and the second of which (the "Post-Sale Period") shall commence immediately following the consummation of the Sale of the Water Business and end on December 31 of that year; and provided, further, that all calculations made under this (S)4.10 (x) with respect to the Pre-Sale Period shall be made in accordance with the provisions of this Section as in effect on the date prior to the date of the consummation of the Sale of the Water Business and (y) with respect to the Post-Sale Period shall be made in accordance with the provisions of this Section as in effect immediately following the consummation of the Sale of the Water Business." at the end of the first paragraph thereof;

               (iv) deleting the words "the amount of the gross water operating revenues of the mortgaged property during such accounting period; (b)" in the third, fourth and fifth lines of the second paragraph thereof;

               (v) deleting "(c)" in the seventh and fifteenth lines of the second paragraph thereof and substituting therefor "(b)";

               (vi) deleting "(d)" in the eighth and sixteenth lines of the second paragraph thereof and substituting therefor "(c)";

               (vii) deleting "(e)" in the eleventh and sixteenth lines of the second paragraph thereof and substituting therefor "(d)";

               (viii) adding the words "; provided, however, that as of the date of the consummation of the Sale of the Water Business, the cumulative excess credit balance shown by the last preceding certificate of the Company (the certificate for the Pre-Sale Period) shall be deemed to be zero and the Company's calculation of excess credits for the Post-Sale Period and all subsequent periods shall include only the amount of excess credits after the date of the consummation of the Sale of the Water Business" immediately after the word "hereunder" in the thirteenth line of the second paragraph thereof;

               (ix) deleting "(f)" in the fourteenth line of the second paragraph thereof and the fourth line of the third paragraph thereof and substituting therefor "(e)";

               (x) by deleting the word "If" in the first line of the sixth paragraph thereof and substituting therefor the words "Except as otherwise provided in this Section, if";

               (xi) deleting the words "terms "gross water operating revenues" and" in the first line of the seventh paragraph thereof and substituting therefor the word "term";

               (xii) deleting the word "are" in the third line of the seventh paragraph thereof and substituting therefor the word "is";

               (xiii) deleting the words "water or" in the fourth, sixth, seventh and eleventh lines of the seventh paragraph thereof;

               (xiv) deleting the words "(as the case may be)" in the fourth, fifth, sixth, eighth, eleventh and twelfth lines thereof; and

               (xv) deleting the words "water or" in the sixth line of the eighth paragraph thereof.

        (S) 1.16  Section 4.11 of the Original Indenture is hereby amended by
(i) deleting the words "water and" in the sixteenth line thereof and (ii) adding the following proviso at the end thereof: "; provided, however, that the foregoing shall not restrict the Company from paying to PEI following the consummation of the Sale of the Water Business (i) an amount not to exceed $85 million to enable the Company to repurchase shares of its common stock, which funds would, in turn, be utilized by PEI to repurchase shares of PEI common stock and (ii) a one-time special dividend of a $30 million note to reduce by $30 million the Company's common shareholder's investment in the Company, and that such payment and dividend shall not reduce the amount of the earned surplus of the Company for purposes of any determination thereof under this (S) 4.11."

        (S) 1.17  Section 8.03 of the Original Indenture is hereby amended by
(i) deleting the words "water and" in the first and second lines of the second paragraph thereof and (ii) adding the following proviso at the end thereof:
"Notwithstanding the foregoing, nothing in this Indenture shall prevent the Company from obtaining releases from the lien of this Indenture of (a) all real and personal property of the Company which are not used exclusively in the Company's gas utility operations and (b) all real property of the Company which is the subject of the operating and maintenance easement agreement to be executed by the Company and PAWC in connection with the Sale of the Water Business (the releases referenced in clauses (a) and (b) of this proviso are hereby collectively referred to herein as the "Special Release"); and provided, further, that notwithstanding anything set forth in (S)8.03, the Company shall not be required to comply with the conditions set forth in paragraphs (C), (D),
(E), (F), (G)(2), (G)(4), or (G)(5) of (S)8.03 or lines six through twelve (other than the word "requested" in line six) of (paragraph G)(1) in connection with obtaining the Special Release and the Trustee shall execute and deliver the Special Releases to the Company without receipt of items set forth in paragraphs
(C), (D), (E), (F), (G)(2), (G)(4), or (G)(5) of (S)8.03 and lines six through twelve (except for the word "requested" in line six of paragraph (G)(1). In connection with obtaining the Special Release, the Company shall deliver to the Trustee (x) a certificate of the Company stating the book value of the remaining property viz: all real and personal property of the Company which are used exclusively in connection with the Company's gas utility operations, following the release of the real and personal property which are the subject of the Special Release and (y) a certificate of an independent engineer stating that based upon the results of an appraisal performed by such independent engineer, the aggregate fair value of the remaining property following the release of the real and personal property which are the subject of the Special Releases will be equal to no less than 166 2/3% of the aggregate principal amount of the bonds issued under this Indenture which will be outstanding immediately following the consummation of the Sale of the Water Business."

        (S) 1.18 Section 8.11 of the Original Indenture is hereby amended by adding the following paragraph at the end thereof. "The provisions set forth in this (S)8.11 shall not apply to any consideration to be received by the Company in connection with the properties which are the subject of the Special Releases, the Company shall not be required to pay any of such consideration to the Trustee and no part of any such consideration shall be deemed to be "trust moneys" for purposes of this Indenture."

        (S) 1.19 The amendments to the Original Indenture set forth in (S) 1.01-(S) 1.19 hereof shall take effect on the date of the consummation of the Sale of the Water Business.

        (S) 1.20 The Trustee accepts the trusts hereby declared and provided and agrees to perform the same upon the terms and conditions in the Original Indenture and in this Thirtieth Supplemental Indenture set forth. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Thirtieth Supplemental Indenture or the due execution hereof by the Company, or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely.

          The Original Indenture as heretofore supplemented by twenty-nine supplemental indentures and as supplemented by this Thirtieth Supplemental Indenture is in all respects ratified and confirmed, and the Original Indenture, together with the thirty indentures supplemental thereto, shall be read, taken and construed as one and the same indenture.

        (S) 1.21 This Thirtieth Supplemental Indenture may be executed in any number of counterparts, and all said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

          Pennsylvania Gas and Water Company does hereby constitute and appoint Thomas J. Ward to be its attorney for it, and in its name and as and for its corporate act and deed to acknowledge this Thirtieth Supplemental Indenture before any person having authority by the laws of the Commonwealth of Pennsylvania to take such acknowledgment, to the intent that the same may be duly recorded, and First Trust of New York, National Association does hereby constitute and appoint [Catherine F. Donohue] to be its attorney for it, and in its name and as and for its corporate act and deed to acknowledge this Thirtieth Supplemental Indenture before any person having authority by the laws of the State of New York to take such acknowledgment, to the intent that the same may be duly recorded.

          IN WITNESS WHEREOF, said Pennsylvania Gas and Water Company and said First Trust of New York, National Association have caused this Supplemental Indenture to be signed in their respective corporate names, and their respective corporate seals to be hereunto affixed and attested by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                    PENNSYLVANIA GAS AND
                                     WATER COMPANY



                                    By: __________________________________
                                        Name:  John F. Kell, Jr.
                                        Title:  Vice President, Finance

[Corporate Seal]



Attest:


-----------------------------
          Secretary


                                    FIRST TRUST OF NEW YORK, NATIONAL
                                     ASSOCIATION



                                    By: __________________________________
                                        Name:
                                        Title:

[Corporate Seal]



Attest:


_____________________________
    Assistant Secretary

COMMONWEALTH OF PENNSYLVANIA    )
                                ) ss.:
COUNTY OF LUZERNE               )

          BE IT REMEMBERED that on the ___th day of December, A.D. 1995, before the undersigned Notary Public in and for said County and said Commonwealth, commissioned for and residing in the County of Luzerne, personally came Thomas
J. Ward, who, being duly sworn according to law, doth depose and say that he was personally present and did see the common or corporate seal of the above-named PENNSYLVANIA GAS AND WATER COMPANY affixed to the foregoing Supplemental Indenture; that the seal so affixed is the common or corporate seal of said PENNSYLVANIA GAS AND WATER COMPANY and was so affixed by authority of said corporation as the act and deed thereof; that the above-named John F. Kell, Jr. is the Vice President, Finance of said corporation and did sign the said Supplemental Indenture as such in the presence of this deponent; that this deponent is the Secretary of the said corporation and that the name of this deponent, above signed in attestation of the due execution of the said supplemental Indenture, is in this deponent's own proper handwriting.


                                               ---------------------------------
                                                         Thomas J. Ward

[Notarial Seal]

Sworn and subscribed before me
 the day and year aforesaid.



------------------------------
       Notary Public

COMMONWEALTH OF PENNSYLVANIA    )
                                ) ss.:
COUNTY OF LUZERNE               )


          I HEREBY CERTIFY that on this ___th day of December, A.D. 1995, before me, a Notary Public in and for said County and said Commonwealth, commissioned for and residing in the County of Luzerne, personally appeared Thomas J. Ward, the attorney named in the foregoing Supplemental Indenture, and he, by virtue and in pursuance of the authority therein conferred upon him, acknowledged said Supplemental Indenture to be the act and deed of the said PENNSYLVANIA GAS AND WATER COMPANY.

          Witness my hand and notarial seal the day and year aforesaid.


                                               ---------------------------------
                                                           Notary Public

 [Notarial Seal]

STATE OF NEW YORK  )
                   ) ss.:
COUNTY OF NEW YORK )

          BE IT REMEMBERED that on the ___th day of December, A.D. 1995, before the undersigned Notary Public in and for said County and State, commissioned for the County of New York, personally came [Catherine F. Donohue] who, being duly sworn according to law, doth depose and say that she was personally present and did see the corporate seal of the above-named FIRST TRUST OF NEW YORK, NATIONAL ASSOCIATION, affixed to the foregoing Supplemental Indenture; that the seal so affixed is the corporate seal of said FIRST TRUST OF NEW YORK, NATIONAL ASSOCIATION, and was so affixed by authority of said corporation as the act and deed thereof; that the above-named ___________________________ is a Vice President of said corporation and did sign the said Supplemental Indenture as such in the presence of this deponent; that this deponent is an Assistant Secretary of said corporation and that the name of this deponent, above signed in attestation of the due execution of the said supplemental Indenture, is in this deponent's own proper handwriting.



                                               ---------------------------------
                                                       Catherine F. Donohue



Sworn and subscribed before me
the day and year aforesaid.                               [Notarial Seal]



------------------------------
       Notary Public

STATE OF NEW YORK   )
                    ) ss.:
COUNTY OF NEW YORK  )

          I HEREBY CERTIFY that on this ___th day of December, A.D. 1995, before me, a Notary Public in and for said County and State, commissioned for the County of New York, personally appeared [Catherine F. Donohue], the attorney named in the foregoing Supplemental Indenture, and she, by virtue and in pursuance of the authority therein conferred upon her, acknowledged said Supplemental Indenture to be the act and deed of the said FIRST TRUST OF NEW YORK, NATIONAL ASSOCIATION.

          Witness my hand and notarial seal the day and year aforesaid.




                                    ---------------------------------
                                              Notary Public

 [Notarial Seal]





                            CERTIFICATE OF RESIDENCE

          FIRST TRUST OF NEW YORK, NATIONAL ASSOCIATION hereby certifies that its precise name and address as Trustee hereunder are: FIRST TRUST OF NEW YORK, NATIONAL ASSOCIATION, 100 WALL STREET, SUITE 1600, NEW YORK, NEW YORK 10005.



                                    By:  ______________________________
                                         Name:
                                         Title:  Vice President

                                                                       EXHIBIT B

SECTION 8.03
------------

          (S) 8.03. The Company shall have the right at any time and from time to time, unless, to the knowledge of the Trustee, a default as defined in (S)
9.01 shall have happened and shall be continuing, to sell or exchange any part of the mortgaged property (except any cash or prior lien bonds held by the Trustee) which shall no longer be advantageous in the judicious management and maintenance of the mortgaged property or in the conduct of the business of the Company. The consideration received for such property so sold or exchanged may be (i) cash, and/or (ii) obligations secured by purchase money mortgage on such property, but such obligations shall not exceed in aggregate principal amount sixty per centum (60%) of the then fair value of the property to be released (as established either by the engineer's certificate referred to in sub-paragraph
(C) below or the independent engineer's certificate referred to in sub-paragraph
(D) below, whichever shall be the higher), and the aggregate principal amount of such obligations at any time held as a part of the mortgaged property shall not exceed ten per centum (10%) of the aggregate principal amount of bonds at the time outstanding under this Indenture, and/or (iii) any additional property of such character as would be included in the definition of property additions contained in (S) 1.05. The Trustee shall, from time to time, release such property so sold or exchanged from the operation and lien of this Indenture, but only upon receipt of:

          (A) A written request of the Company, evidenced by a certified resolution of the Board, requesting such release and describing the property so to be released;

          (B) A certificate of the Company stating that no default as defined in
(S) 9.01 has happened and is continuing;

          (C) An engineer's certificate, made and dated not more than sixty (60) days prior to the date of such application, setting forth in substance as follows:

               (1) that the Company has sold or exchanged or has contracted to sell or exchange the property so to be released for a consideration described, in reasonable detail, in said certificate, and that such sale or exchange is desirable in the conduct of the business of the Company, and that the property to be released is no longer advantageous in the judicious management and maintenance of the mortgaged property or in the conduct of the business of the Company;

               (2) the then fair value, in the opinion of the signers, of the property to be released;

               (3) in case the consideration for the property to be released consists, in whole or in part, of additional property, stating that all such additional property is of such character as would be included in the definition of property additions contained in (S) 1.05, and setting forth the then fair value to the Company, in the opinion of the signers, of all such additional property; and if such additional property is subject to a prior lien, showing that the application satisfies the requirements of (S) 4.16 and (S) 4.18;

               (4) that the consideration described in said certificate has a then fair value at least equal to the then fair value of the property to be released, in each case after deducting the principal amount of any indebtedness secured by prior liens on such property (if an independent engineer's certificate as provided for in the following sub-paragraph (D) is required, either with respect to the property to be released or additional property included in the consideration therefor, the then fair value of the property to be released and/or of any such additional property shall be as stated in such engineer's certificate or in such independent engineer's certificate, whichever shall be the higher); and

               (5) that such release is, in the opinion of the signer, desirable in the conduct of the business of the Company and will not impair the security under this Indenture in contravention of the provisions hereof.

          (D) In case, as shown by said engineer's certificate, the fair value of the property to be released and of all other property or securities released since the commencement of the then current calendar year, as set forth in the certificate required pursuant to sub-paragraph (C), and any similar certificates pursuant to sub-paragraph (C) and any other sections of this Article 8, is ten per centum (10%) or more of the aggregate principal amount of bonds at the time outstanding, unless the fair value of the property to be released, as set forth in the certificate, is less than $25,000 or less than one per centum (1%) of the aggregate principal amount of bonds at the time outstanding, an independent engineer's certificate, made and dated not more than sixty (60) days prior to the date of such application, stating that the signer has examined the written request furnished to the Trustee; stating as to such property the then fair value thereof in the opinion of the signer, together with the signer's report thereon which shall contain a brief statement of the conditions governing the signer's determination of such fair value; stating that such release, in the opinion of the signer, will not impair the security under this Indenture in contravention of the provisions hereof; and in case, as shown by said engineer's certificate, the consideration for the property to be released includes additional property of a fair value to the Company not less than $25,000 and not less than one per centum (1%) of the aggregate principal amount of the bonds at the time outstanding, and if such property has, within six months prior to the date of acquisition thereof by the Company, been used or operated by a person or persons other than the Company in a business similar to that in which it has been or is to be used or operated by the Company, a similar independent engineer's certificate with respect to the then fair value to the Company of such additional property shall also be furnished to the Trustee;

          (E) Any and all money and obligations stated in said engineer's certificate to be consideration for the property so to be released; provided, however, that if the property to be released shall be subject to any prior lien, the cash or obligations otherwise deliverable to the Trustee in accordance with the provisions of this Section in respect of the release of such property shall, to the extent required by reason of the existence of such prior lien, as shall be stated in the opinion of counsel referred to in sub-paragraph (G) below, be paid or delivered to the trustee or other holder of such prior lien, and, in such event, there shall be delivered to the Trustee hereunder, in lieu of such cash or obligations, a certificate or receipt of such trustee or other holder that such cash or obligations have been paid or delivered to it or them.

          (F) The mortgages, deeds, conveyances, assignments, transfers and instruments of further assurance, if any, specified in clause (4) of the opinion of counsel referred to in the following sub-paragraph (G);

          (G)  An opinion of counsel:

               (1) stating that the instruments which have been or are therewith delivered to the Trustee conform to the requirements of this Indenture and constitute sufficient authority under this Indenture for the Trustee to execute and deliver the release requested, and that, upon the basis of the consideration described in the engineer's certificate delivered to the Trustee pursuant to sub-paragraph (C) of this Section, the property so sold or exchanged may be released from the operation of the lien of this Indenture pursuant to the provisions of this Section;

               (2) stating that any obligations included in the consideration for such release are valid obligations and are duly secured by a valid purchase money mortgage constituting a direct lien upon the property so to be released, subject to no lien prior thereto except such liens, if any, as shall have existed thereon just prior to such release as liens prior to the lien of this Indenture; and, in case any such prior lien shall have so existed on such property, stating the extent, if any, to which the trustee or other holder of such prior lien is entitled to the money and obligations stated in said engineer's certificate to be consideration for such property;

               (3) stating, in case the Trustee is requested to release any franchise, that such release will not impair the right of the Company to operate any of its remaining properties;

               (4) in case the consideration for the property to be released consists, in whole or in part, of additional property, specifying the mortgages, deeds, conveyances, assignments, transfers and instruments of further assurance which will be sufficient to subject to the direct lien of this Indenture the additional property described in the above-mentioned engineer's certificate, or stating that said additional property is then subject to the direct lien of this Indenture and that no such mortgage, deed, conveyance, assignment, transfer or instrument of further assurance is necessary for such purpose; and

               (5) in case the consideration for the property to be released consists, in whole or in part, of additional property, stating that the Company has acquired a good and valid legal title to such additional property, and that the same and every part thereof is free and clear of all liens, charges or encumbrances prior to the lien of this Indenture, except specified prior liens, prepaid liens and permitted encumbrances;

     and stating also that the Company has lawful power to acquire, own and use said additional property in its business;

               (H) A certificate of the Company and an opinion of counsel as to compliance with conditions precedent.

          The fact that the mortgaged property consists of water and gas properties shall not be deemed to prevent the Company from selling or otherwise disposing of its gas properties although the effect of such sale or other disposition is to divest the Company of all interest in the gas business.